Exhibit 10.2

FLEETWOOD ENTERPRISES, INC.

1992 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

(As Amended Through March 1, 2004)

I.                                         GENERAL PROVISIONS

1.1  Purposes of the Plan.  Fleetwood Enterprises, Inc. (the “Company”) has adopted this 1992 Nonemployee Director Stock Option Plan (the “Plan”) to enable the Company to attract and retain the services of experienced and knowledgeable Nonemployee Directors and to align further their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of the Nonemployee Directors in the Company.

1.2  Definitions.  The following terms, when used in this Plan, shall have the meanings set forth in this Section 1.2:

(a)                                  “Award” means an award of any Stock Option under the Plan.

(b)                                 “Board” or “Board of Directors” means the Board.

(c)                                  “Common Stock” means the common stock of the Company, par value $1.00 per share.

(d)                                 “Company” means Fleetwood Enterprises, Inc., a Delaware corporation, or any successor thereto.

(e)                                  “Fair Market Value” means the closing sale price of a share of Common Stock on the New York Stock Exchange Composite Transactions on the date of a Stock Option is granted, or if not granted on a trading day, on the immediately preceding trading day.

(f)                                    “Nonemployee Director” means any member of the Board of Directors who is not an employee of the Company or of any parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code of 1986, as amended) with respect to the Company.

(g)                                 “Participant” means any Nonemployee Director who receives an Award pursuant to the terms of the Plan.

(h)                                 “Plan” means the Fleetwood Enterprises, Inc. 1992 Nonemployee Director Stock Options Plan as set forth herein, as amended from time to time.

(i)                                     “Stock Option” means a right to purchase Common Stock which is the subject of an Award under this Plan and the provisions of Article III hereof.

1.3  Common Shares Subject to Plan.

(a)                                  Subject to the provisions of Sections 1.3(c) and 4.1, the maximum number of shares of Common Stock which may be issued pursuant to Awards under this Plan shall not exceed 400,000 shares.

(b)                                 The shares of Common Stock to be delivered under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock, or from previously issued shares of Common Stock reacquired by the Company, including shares purchased in the open market.

(c)                                  Shares of Common Stock subject to the unexercised portion of any Stock Option granted under this Plan that expires, terminates or is canceled will again become available for grant of further Awards under this Plan.

II.                                     AWARDS OF STOCK OPTIONS

2.1  Award Grants

(a)                                  Upon the first business day following the effective date of this Plan, as determined pursuant to Section 5.2 hereof, and on the first business day following any annual meeting of the stockholders of the Company in each calendar year thereafter for so long as this Plan remains in effect, each Nonemployee Director who is then serving as a member of the Board of Directors shall automatically be granted an Award consisting of Stock Options The number of Stock Options included in such Award shall be the number, rounded to the nearest one hundred, that is equal to (i) $50,000 divided by (ii) the value of the purchase price of each such option, such value to be determined using the Black-Scholes formula for stock option valuations.

(b)                                 Each Nonemployee Director who is appointed or elected other than at an annual meeting of stockholders of the Company (whether by replacing a director who retires, resigns or otherwise terminates his service as a director prior to the expiration of his term or otherwise) shall automatically be granted an Award as of the date of such appointment consisting of a number of shares of Common Stock determined by multiplying 4,000 by a fraction, the numerator of which is the number of days from the date of grant to the date of the next scheduled annual meeting of stockholders of the Company and the denominator of which is 365 (exclusive of fractional shares).

2.2  Award Procedures.  All Nonemployee Directors shall receive Awards under this Plan, which Awards shall be granted automatically as provided in this Article II. A Nonemployee Director to whom an Award has been made shall be notified of the Award, and the Company shall promptly cause to be prepared and executed a written agreement evidencing the Stock Options which are the subject of such Award.

2.3  Securities Law Requirements.  Shares of Common Stock shall not be offered or issued under this Plan unless the offer, issuance and delivery of such shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to an Award, the Company may require the Participant to take any reasonable action to comply with such requirements.

III.                                 STOCK OPTIONS

3.1  Purchase Price.  The purchase price of Common Stock issuable upon exercise of each Stock Option shall be the Fair Market Value, as of the date of grant of the Stock Option, of the Common Stock subject to such Stock Option.

3.2  Stock Option Term.  Unless earlier exercised or terminated pursuant to the provisions of Section 3.4, each Stock Option shall expire and no longer be exercisable on a date which is ten years after the date of grant.

3.3  Exercise of Stock Options.  Options granted shall become exercisable immediately upon issuance. Options shall remain exercisable until the Stock Option is exercised or expires as provided in this Article III. At the time of the exercise of a Stock Option, the purchase price shall be paid in full in cash, or in shares of Common Stock valued at their Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of a Stock Option, nor will any cash payment be made in lieu of fractional shares.

3.4  Termination of Director Status.  In the event that the holder of Stock Options ceases to be a director of the Company for any reason (“Termination”), all Stock Options shall thereafter be exercisable until the earlier to occur of three years from the date of Termination or ten years from the date of the grant of such Stock Option.

3.5  Rights With Respect to Common Stock.  No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock subject to any Stock Option unless and until such Stock Option is duly exercised pursuant to the terms of this Plan.

IV.                                ADJUSTMENT PROVISIONS

4.1  Changes in Outstanding Securities.  Subject to Section 4.2 below, (i) if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or if additional shares or new or different shares or other securities of the Company are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) if the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares provided in Section 1.3, (y) the number and kind of shares or other securities subject to then outstanding Stock Options, and (z) the purchase or exercise price for each share of Common Stock subject to an outstanding Stock Option.

4.2  Termination Events.  Upon the dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon a sale of substantially all of the property of the Company to another corporation (in each of such cases a “Termination Event”), this Plan shall terminate. Any Stock Option therefore granted under the Plan and not exercised on or prior to the Termination Event shall expire and terminate, unless provisions be made in writing in connection with such Termination Event for the assumption of the Stock Option or the substitution for such Stock Option of a new option covering the stock of a successor corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to number and kind of shares and prices, in which event such Stock Option shall continue in the manner and under the terms so provided.

4.3  Other Adjustments.  Adjustments under this Article IV will be made by the Board, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

V.                                    MISCELLANEOUS PROVISIONS

5.1  Amendment, Suspension, Termination or Interpretation of the Plan.

(a)                                  The Board of Directors may at any time amend, suspend, or terminate the Plan; provided, however, that no such action shall:

(i)                                     increase the maximum number of shares specified in Section 1.3(a), unless approved by the stockholders of the Company;

(ii)                                  alter, terminate or impair in any manner which is materially adverse to a Participant any Award previously granted;

(iii)                               change the nondiscretionary manner in which Awards are made under Article II; or

(iv)                              change more than once in any six-month period, provisions of the Plan dealing with the amount of any Award, the purchase price of the Common Stock which is the subject of any Award, or the timing of the grant or exercise with respect to Awards.

(b)                                 Plan Interpretation.  Questions of interpretation of any of the provisions of the Plan shall be resolved by competent legal counsel selected by the Chief Executive Officer of the Company.

5.2  Effective Date and Duration of Plan.  This Plan has been approved by the Board and shall become effective on the date of its approval by the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at a meeting of the stockholders of the Company. This Plan shall terminate at such time as the Board, in its discretion, shall determine, but in any event no later than September 9, 2011. No Award may be granted under the Plan after the date of such termination, but such termination shall not affect any Award theretofore granted and any shares of Common stock subject thereto.

5.3  Director Status.  Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any Nonemployee Director any right to continue as a member of the Board of Directors of the Company or any subsidiary thereof.

5.4  No Entitlement to Shares.  No Nonemployee Director (individually or as a member of a group), and no beneficiary or other person claiming under or through such Nonemployee Director, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to any Award except as to such shares of Common Stock, if any, as shall have been issued to such Nonemployee Director.

5.5  Withholding of Taxes.  The Company may make such provisions as it deems appropriate for the withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with any Award. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant or payment of any other benefit hereunder to such Participant. Any such settlement shall be made in the form of cash, a bank cashier’s check or such other form of consideration as is satisfactory to the Board.

5.6  Transferability.  Awards, any interest therein, and the right to receive the proceeds thereof shall not be transferable by a Participant, other than (a) by will or the laws of descent and distribution or (b) upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Board and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. The transfer by a Participant to a trust created by the Participant for the benefit of the Participant or the Participant’s family which is revocable at any and all times during the Participant’s lifetime by the Participant and as to which the Participant is the sole trustee during his or her lifetime will not be deemed to be a transfer for purposes of the Plan. Under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Award in the event of the death of a Participant. If the estate of the Participant is the beneficiary with respect to an Award, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of such Participant or pursuant to the laws of descent and distribution.

5.7  Other Plans.  Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors generally, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

5.8  Singular, Plural; Gender.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender, as the context may require.

5.9  Applicable Law.  This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the State of California.

5.10  Successors and Assigns.  The Plan and any agreement with respect to an Award shall be binding upon the successors and assigns of the Company and upon each Participant and such Participant’s heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.